EXHIBIT 10.33

                         RESTRICTED SECURITIES AGREEMENT

         THIS AGREEMENT is made as of July 31, 1997, between AnswerThink Consulting Group, Inc., a Florida corporation (the "Company") and the individual listed on the signature page hereof under the heading "Executive."

         Executive has, pursuant to an Executive Agreement of even date herewith, purchased 280,000 shares of the Common Stock, par value $0.001, of the Company (the "Common Stock") and Executive and the Company desire to enter into an agreement pursuant to which, subject to the terms and conditions contained herein, the Executive will resell to the Company up to 40,000 shares of the Common Stock. Certain definitions are set forth in Section 4 of this Agreement.

         The parties hereto, intending to be legally bound, hereby agree as follows:

         1. VESTING OF RESTRICTED SHARES. Restricted Shares will become vested upon a Sale of the Company or following a Public Offering in accordance with this Section 1.

                  (a) If a Sale of the Company occurs on or prior to the sixth anniversary of the date of this Agreement, then a number of Restricted Shares will become vested immediately prior to such Sale of the Company in accordance with the following schedule based on (i) the date of such Sale of the Company and (ii) the Target Multiple after giving effect to such Sale of the Company:

          DATE OF A SALE                   TARGET MULTIPLE             VESTED         UNVESTED
          OF THE COMPANY                       ACHIEVED                SHARES          SHARES
----------------------------------     -------------------------     ----------     ------------
On or prior to the Second              10 or greater                   40,000               0
     Anniversary of this Agreement     6 2/3 but less than 10          26,666          13,334
                                       3 1/3 but less than 6 2/3       13,334          26,666
                                       less than 3 1/3                      0          40,000

Between the Second and Fourth          10 or greater                   40,000               0
     Anniversary of this Agreement     6 2/3 but less than 10          26,666          13,334
                                       less than 6 2/3                      0          40,000

Between the Fourth and Fifth           10 or greater                   40,000               0
     Anniversary of this Agreement     less than 10                         0          40,000

                  (b) Following a Public Offering, all of the Restricted Shares will vest on the first date (the "Vesting Date") that the average of the Trading Prices of a share of the Common Stock on each of the 30 consecutive trading days immediately preceding such date exceeds the Target Price.

                  (c) Restricted Shares which have become vested pursuant to subsection (a) or (b) above on or prior to the earlier of (i) immediately prior to a Sale of the Company or (ii) the sixth anniversary of the date of this Agreement (such earlier date being hereinafter referred to as the "Determination Date") are referred to herein as "Vested Shares," and all other Restricted Shares are referred to herein as "Unvested Shares."

         2. TRANSFER OF RESTRICTED SHARES.

                  On the earlier of (i) the date that Executive ceases to be employed by any of the Company and its Subsidiaries for any reason (the "Termination") or (ii) the Determination Date, Executive shall be deemed to have transferred to the Company for no consideration all Restricted Shares that are then Unvested Shares and the Company shall be deemed to have accepted such transfer.

         3. RESTRICTIONS. Executive may not Transfer any interest in any Restricted Shares except in accordance with the Executive Agreement.

         4. DEFINITIONS.

         "AFFILIATE" of any Investor means any direct or indirect general or limited partner of such Investor, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Investor, and will include, without limitation, with respect to Golder, Thoma, Cressey, Rauner Fund V, L.P., Golder, Thoma, Cressey, Rauner, Inc. and its owners and employees.

         "CASH INFLOWS" means, on any date, the sum of all cash, cash equivalents, promissory obligations and the fair market value of other property made by the Investors from and after the date of this Agreement with respect to or in exchange for Investor Stock on or prior to such date.

         "CASH OUTFLOWS" means, on any date, the sum of all cash payments and the fair market value of all other distributions made by the Company from and after the date of this Agreement with respect to or in exchange for Investor Stock on or prior to such date, and, including, in the case of a Sale of the Company expected to occur within five business days after such date, all cash payments to be received by the Investors with respect to or in exchange for Investor Stock after giving effect to the consummation of a Sale of the Company; provided that in the event that property is distributed subject to contingencies or restrictions that might affect its fair market value (e.g., non-publicly traded stock, publicly traded stock subject to restrictions or limitations or a right to receive future consideration pursuant to an earn out), such distribution shall not be considered a "Cash Outflow" (and the fair market value of such distribution shall pot be determined) until such distributed property is first sold by an Investor (i) in an underwritten public offering of securities or (ii) to any person (other than the Company) who is not an Affiliate of any Investor or the Company. Notwithstanding the foregoing, the following shall not be considered a distribution: (a) any redemption or repurchase by the Company of any securities pursuant to an employment agreement, (b) any recapitalization or exchange of securities of the Company and (c) any subdivision (by stock split or otherwise) or any combination (by reverse stock split or otherwise) of any outstanding stock.

         "EXECUTIVE AGREEMENT" means the Executive Agreement dated as of the date hereof between the Executive and the Company, as amended from time to time.

         "INVESTORS" mean Golder, Thoma, Cressey, Rauner Fund V, L.P., Gator Associates, Ltd., a Florida limited partnership, MG Capital Partners II, L.P., a Delaware limited partnership, Tara Ventures, Ltd., a British Virgin Islands corporation and each of their successors, and to the extent permitted to be a subsequent holder of Convertible Preferred pursuant to the Purchase Agreement, assigns.

         "INVESTOR STOCK" shall have the meaning set forth in the Purchase Agreement.

         "OTHER RESTRICTED SHARES" means any shares of Common Stock (as appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations) subject to a Restricted Securities Agreement substantially similar to this Agreement.

         "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock approved by the board of directors of the Company.

         "PURCHASE AGREEMENT" means that certain Purchase Agreement, dated as of April 23, 1997, among the Company and the Investors.

         "RESTRICTED SHARES" means 40,000 of the 280,000 shares of Common Stock acquired by Executive under the Executive Agreement, as appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations.

         "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) other than an Investor and its Affiliates in the aggregate acquire(s): (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that the term "Sale of the Company" shall not include any sale of equity or debt securities by the Company in a private or public offering to other investors selected by GTCR V. "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

         "TARGET MULTIPLE" means Cash Outflows divided by Cash Inflows.

         "TARGET PRICE" means $7.50 per share of Common Stock (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

         "TRADING PRICE" of a share of Common Stock means, on any trading day, the closing sale price on the principal securities exchange on which shares of Common Stock are then listed, or, if there have been no sales on such exchange on such day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any such day Common Stock is not so listed, the average of the representative bid and asked prices listed in the NASDAQ System as of 4:00 P.M., New York time.

         "TRANSFER" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

         "UNDERLYING COMMON STOCK" means, at any time, the sum of: (i) the number of shares Common Stock of the Company outstanding as of such time plus
(ii) the number of shares of Common Stock of the Company issuable upon the exercise or conversion of the Convertible Preferred (as defined in the Purchase Agreement) at such time.

         5. LEGEND. The certificates representing the Restricted Shares will bear a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED SECURITIES AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF JULY 31, 1997. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The Company will remove such legend from any Restricted Shares that are no longer subject to Transfer or contribution pursuant to Section 2.

         6. FURTHER ASSURANCES. The parties to this Agreement shall execute and deliver such further instruments of conveyance and transfer, and take such additional action, as the parties may at any time reasonably request in order to effectuate, consummate, confirm or evidence the provisions of this Agreement.

         7. STOCK POWER. In order to secure Executive's obligations hereunder, on the date hereof, Executive shall execute and deliver to the Company a stock power, endorsed in blank, relating to the certificates evidencing shares of Restricted Shares. All such certificates and related stock powers shall be held by the Company in trust, and the Company shall deliver them to the parties as contemplated by the provisions contained in this Agreement.

         8. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Executive at the address set forth below his signature and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         9. GENERAL PROVISIONS.

                  (a) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Restricted Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Restricted Shares as the owner of such stock for any purpose.

                  (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and permitted assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

                  (f) CHOICE OF LAW. The corporate law of the State of Florida will govern all questions concerning the construction, validity and interpretation of this Agreement hereto, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

                  (g) REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of any of the provisions of this Agreement.

                  (h) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of each of the Company and the Executive.

                  (i) ADJUSTMENTS OF NUMBERS. All numbers set forth herein which refer to share prices or number of shares will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                             ANSWERTHINK CONSULTING GROUP, INC.

                                             By /s/ Ted A. Fernandez
                                               ---------------------------------
                                                 Ted A. Fernandez, President

                                             EXECUTIVE

                                             /s/ John Brennan
                                             -----------------------------------
                                             John Brennan

                                             Address:

                                             500 Palermo Avenue
                                             Coral Gables, Florida 33134